Exhibit 25.1 _____________________________________________________________________________ SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________________ FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) _______________________________________________________ U.S. BANK NATIONAL ASSOCIATION (Exact name of Trustee as specified in its charter) 31-0841368 I.R.S. Employer Identification No. 800 Nicollet Mall Minneapolis, Minnesota 55402 (Address of principal executive offices) (Zip Code) Richard Prokosch U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107-2292 (651) 466-6619 (Name, address and telephone number of agent for service) KEMPER CORPORATION (Issuer with respect to the Securities) Delaware 94-4255452 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 200 E. Randolph Street Suite 3300 Chicago, Illinois 60601 (Address of Principal Executive Offices) (Zip Code) Debt Securities (Title of the Indenture Securities)

FORM T-1 Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee. a) Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C. b) Whether it is authorized to exercise corporate trust powers. Yes Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee. Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification. 1. A copy of the Articles of Association of the Trustee.* 2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2. 3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3. 4. A copy of the existing bylaws of the Trustee.** 5. A copy of each Indenture referred to in Item 4. Not applicable. 6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6. 7. Report of Condition of the Trustee as of September 30, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7. * Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005. ** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014. 2

SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul in the State of Minnesota on the 7th day of February, 2020. By: /s/ Richard Prokosch________ Richard Prokosch Vice President 3

Exhibit 2 4

Exhibit 3 5

Exhibit 6 CONSENT In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor. Dated: February 7, 2020 By: /s/ Richard Prokosch________ Richard Prokosch Vice President 6

Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 12/31/2019 ($000’s) 12/31/2019 Assets Cash and Balances Due From $ 22,256,667 Depository Institutions Securities 120,982,766 Federal Funds 881,341 Loans & Lease Financing Receivables 297,660,359 Fixed Assets 5,895,381 Intangible Assets 12,915,451 Other Assets 25,412,255 Total Assets $486,004,220 Liabilities Deposits $374,303,872 Fed Funds 1,094,396 Treasury Demand Notes 0 Trading Liabilities 769,407 Other Borrowed Money 41,653,916 Acceptances 0 Subordinated Notes and Debentures 3,850,000 Other Liabilities 14,940,126 Total Liabilities $436,611,717 Equity Common and Preferred Stock 18,200 Surplus 14,266,915 Undivided Profits 34,306,761 Minority Interest in Subsidiaries 800,627 Total Equity Capital $49,392,503 Total Liabilities and Equity Capital $486,004,220 7